Exhibit M-2
FORM OF VOTING AGREEMENT
     VOTING AGREEMENT (this “Agreement”), dated as of August          , 2007, by and between                                          (the “Stockholder”), and Samuel S. Lee, a shareholder (the “Shareholder”) of Alta Healthcare System, Inc., a California corporation (the “Company”).
RECITALS
     A. The Company and the Shareholder are parties to that certain Agreement and Plan of Reorganization, dated as of July 25, 2007 (the “Merger Agreement”), by and among Prospect Medical Holdings, Inc., a Delaware corporation (“Holdings”), Prospect Hospitals System, LLC, a California limited liability company and wholly-owned subsidiary of Holdings, the Company, the Shareholder and the David & Alexi Topper Family Trust, U/D/T September 29, 1997, the other shareholder of the Company; capitalized terms used but not otherwise defined herein have the respective meanings ascribed to them in the Merger Agreement.
     B. Pursuant to Section 10.19 of the Merger Agreement, the execution and delivery of this Agreement by the Stockholder is a condition precedent to the Company’s and the Shareholder’s obligations to consummate the Merger.
AGREEMENT
     Now, therefore, with the knowledge that no other good or valuable consideration has been offered to or received by the Stockholder in connection with the execution of this Agreement, the Stockholder hereby covenants and agrees as follows:
     1. Representations and Warranties of the Stockholder
     The Stockholder hereby represents and warrants to the Shareholder that:
     (a) Title. As of the date hereof, the Stockholder “beneficially owns” (as such term is defined in Rules 13d-3 and 16a-1 promulgated under the Securities Exchange Act of 1934, as amended) or owns of record, and is entitled to dispose of (or direct the disposition of), the number of shares of common stock, par value $0.01 per share, of Holdings (the “Common Stock”) set forth on Schedule A hereto (such shares, including any Additional Shares (as hereinafter defined), the “Shares”).
     (b) Right to Vote. The Stockholder has and at all times shall have full legal power, authority and right to vote all of the Shares, without the consent or approval of, or any other action on the part of, any other person or entity, in favor of the approval and authorization of the proposal to authorize (i) the convertibility of Holdings Preferred Stock into Holdings Common Stock pursuant to the Certificate of Designation and in accordance with the Merger Agreement and (ii) the change of control of Holdings and/or any other action required by the American Stock Exchange to be approved by the stockholders of Holdings in connection with the Merger Agreement, the Merger or the transactions contemplated thereby, to the extent applicable (such proposal, the “Conversion Approval Proposal”). Without limiting the generality of the foregoing, the Stockholder has not entered into any voting agreement (other than this Agreement) with any person or entity with respect to any of the Shares, granted any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposited any of the Shares in a voting trust or entered into any arrangement or agreement with any person or entity limiting or affecting its legal power, authority or right to vote the Shares on any matter, in each case inconsistent with the Stockholder’s obligations under this Agreement.
     (c) Authority. The Stockholder has all requisite legal power or capacity, authority and right to execute and deliver, and to perform its obligations under, this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms.
     (d) Conflicting Instruments. None of (i) the execution and delivery of this Agreement by the Stockholder, (ii) the consummation by the Stockholder of the transactions contemplated hereby and (iii) compliance by the Stockholder with any of the provisions hereof shall (A) conflict with or result in any breach of the organizational documents of the Stockholder, if applicable, (B) result in, or give rise to, a violation or breach of or a default under (with or without notice or lapse of time, or both) any of the terms of any contract, trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease, permit, understanding, agreement or other instrument or obligation to which the Stockholder is a party or by which the Shares or the Stockholder’s assets may be bound, or (C) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation, except for any of the foregoing which, individually or in the aggregate, would not reasonably be expected to impair or adversely affect in any way the Stockholder’s ability to perform its obligations under this Agreement or render inaccurate in any material respect any of the representations made herein by the Stockholder.
     (e) Shares. The Stockholder has good and valid title to the Shares, free and clear of any and all pledges, mortgages, liens, charges, proxies, voting agreements, encumbrances, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than (i) those created by this Agreement, (ii) as set forth on Schedule A hereto and (iii) those which would not reasonably be expected to impair or adversely affect the Stockholder’s ability to perform its obligations under this Agreement.
     (f) Litigation. There is no action, proceeding or investigation pending or, to the Stockholder’s knowledge, threatened, against the Stockholder that calls into question the validity of this Agreement or any action taken or to be taken by the Stockholder in connection with this Agreement.

     (g) Reliance by the Shareholder. The Stockholder understands and acknowledges that the Shareholder is consummating the Merger in reliance upon the Stockholder’s execution and delivery of this Agreement, the Stockholder’s performance of the Stockholder’s obligations under this Agreement and the accuracy of the Stockholder’s representations and warranties set forth in this Agreement.
     2. Covenants of the Stockholder
     (a) Restrictions on Transfer. Until after the date of the Holdings Stockholders Meeting, the Stockholder shall not Transfer (as hereinafter defined) or agree to Transfer any or all of the Shares to any person or entity. As used in this Agreement, the term “Transfer” means (with its cognates having corresponding meanings), with respect to any security, the direct or indirect assignment, sale, transfer, tender, pledge, hypothecation, conversion or the grant, creation or sufferage of a lien or encumbrance in or upon, or the gift, placement in trust, or the Constructive Sale (as hereinafter defined) or other disposition of such security or any right, title or interest therein (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise) or the record or beneficial ownership thereof, any offer to make such a sale, transfer, constructive sale or other disposition, and any agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. The term “Constructive Sale” means a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership. Each Stockholder shall promptly instruct Holdings to notify its transfer agent that there is a stop transfer order with respect to all of the Shares and that this Agreement places limits on the voting of the Shares. If so requested by the Shareholder, each Stockholder agrees that the certificates representing the Shares shall bear a legend stating that they are subject to this Agreement.
     (b) Agreement to Vote. At the Holdings Stockholders Meeting or at any adjournment, postponement or continuation thereof and, if applicable, in any other circumstances (including any other annual or special meeting of the stockholders of Holdings or any action by prior written consent) occurring in which a vote, consent or other approval with respect to the Conversion Approval Proposal is sought, the Stockholder hereby irrevocably and unconditionally agrees to vote or to cause to be voted all of the Shares (i) in favor of the Conversion Approval Proposal and (ii) against any action that could reasonably be expected (A) to impede, delay, postpone or interfere with the Conversion Approval Proposal and/or (B) to result in a breach of any obligation of (1) Holdings in the Merger Agreement or any of the transactions contemplated by the Merger Agreement or (2) the Stockholder under this Agreement. From and after the date hereof, except as otherwise required by order of a court of competent jurisdiction, the Stockholder shall not commit any act that could restrict or otherwise affect the Stockholder’s legal power, authority and right to vote all of its Shares as required by this Agreement, including entering into any voting agreement with any person or entity with respect to any of its Shares, granting any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of its Shares, depositing any of its Shares in a voting trust or otherwise entering into any agreement or arrangement with any person or entity limiting or affecting the Stockholder’s legal power, authority or right to vote its Shares in favor of the approval of the Conversion Approval Proposal.
     (c) No Solicitation. The Stockholder shall not make, and shall not act in concert with any person to make, or in any manner participate in, directly or indirectly, a “solicitation” (as such term is defined in the rules of the United States Securities and Exchange Commission) of proxies or powers of attorney or similar rights to vote, or seek to advise or influence any person with respect to the voting of, any shares of Common Stock intended to cause the failure of the stockholders of Holdings to approve and adopt the Conversion Approval Proposal.
     3. Stockholder Capacity. The Stockholder is entering into this Agreement solely in the Stockholder’s capacity as the record holder or beneficial owner of the Shares and nothing herein shall limit or affect any actions taken by the Stockholder in his or her capacity as a director or officer of Holdings to the extent such actions are permitted by the Merger Agreement.
     4. Effect of Transfer Restrictions. Without limiting the scope or effect of the restrictions on Transfer set forth in Section 2(a), the Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise.
     5. Additional Shares. If, after the date hereof, the Stockholder acquires beneficial or record ownership of any additional shares of capital stock of Holdings, including upon exercise of any option, warrant or other right to acquire shares of capital stock of Holdings or through any stock dividend or stock split (any such shares, the “Additional Shares”), the provisions of this Agreement applicable to the Shares shall thereafter be applicable to such Additional Shares as if such Additional Shares had been Shares as of the date hereof. The provisions of the immediately preceding sentence shall be effective with respect to Additional Shares, without action by any person or entity, immediately upon the acquisition by the Stockholder of beneficial ownership of such Additional Shares.
     6. Miscellaneous
     (a) Termination. This Agreement shall terminate on the date on which the stockholders of Holdings approve the Conversion Approval Proposal, provided that the provisions of this Section 6 shall survive any such termination.
     (b) Notices. All notices and other communications made in connection with this Agreement shall be in writing and shall be deemed given if (i) delivered personally, (ii) telecopied (which is confirmed), (iii) dispatched by a nationally recognized overnight courier service or (iv) sent by registered or certified mail (return receipt requested and postage prepaid):

(A) if to the Shareholder, to:
Samuel Lee
Alta Healthcare Systems, Inc.
11500 West Olympic, Suite 502
Los Angeles, CA 90064
with a copy to:
Alta Healthcare Systems, Inc.
11500 West Olympic, Suite 502
Los Angeles, CA 90064
Attention: John Van Hook, Esq.
     (B) if to the Stockholder, at the address set forth opposite the Stockholder’s name on Schedule A hereto, or to such other address or to such other person or persons designated in writing by such party or counsel, as the case may be.
     (c) Governing Law, etc.
     (i) THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE COUNTY OF LOS ANGELES IN RESPECT OF ANY PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY CONTEMPLATED TRANSACTION. EACH PARTY AGREES THAT A FINAL JUDGMENT IN PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HEREBY WAIVES, AND AGREES NOT TO ASSERT AS A DEFENSE IN ANY SUCH PROCEEDING, THAT SUCH PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS. EACH PARTY HEREBY CONSENTS TO AND GRANTS ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF ANY SUCH DISPUTE AND AGREES THAT THE MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH PROCEEDING IN THE MANNER PROVIDED IN

SECTION 8(B) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.
     (ii) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE CONTEMPLATED TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY JURY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5(C).
     (d) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that shall achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.
     (e) Amendment, Waiver, etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the Party against whom enforcement of such amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Party granting such waiver in any other respect or at any other time. Neither the waiver by any of the Parties of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the Parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.
     (f) Entire Agreement. This Agreement (together with the Merger Agreement to the extent referenced herein), including Schedule A hereto, constitutes the full and entire understanding and agreement of the Parties with respect to the subject matter hereof and thereof and supersedes any and all prior understandings or agreements relating to the subject matter hereof and thereof.
     (g) Specific Performance. The Stockholder acknowledges and agrees that (i) the covenants, obligations and agreements of the Stockholder contained in this Agreement relate to special, unique and extraordinary matters, (ii) the Shareholder is and will be relying on such covenants, obligations and agreements in connection with consummating the Merger and otherwise performing its obligations under the Merger Agreement and (iii) a breach of any of the terms of such covenants, obligations or agreements will cause the Shareholder irreparable injury for which adequate remedies are not available at law. Therefore, the Stockholder agrees that the Shareholder shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain the Stockholder from committing any violation of such covenants, obligations or agreements.
     (h) Terminology and Construction.
     (i) All words in this Agreement, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number (singular or plural) and any other gender (masculine, feminine or neuter), as the context of this Agreement may require.
     (ii) Unless otherwise indicated herein, any reference in this Agreement to a Section shall mean the applicable section of this Agreement.
     (iii) As used herein, the words “include,” “includes” or “including” shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, but rather shall be deemed to refer to all other items and matters that could reasonably fall within the broadest possible scope of such statement, term or matter.
     (iv) The headings in this Agreement are intended for reference purposes only and shall be given no effect in the construction and interpretation hereof.

     (v) As used in this Agreement, the words “herein,” “hereof” and other similar words shall refer to this Agreement taken as a whole and not to a particular Section.
     (vi) As used herein, the term “Parties” means the parties to this Agreement.
     (vii) References in this Agreement to “person” shall mean an individual, a corporation, a partnership, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a governmental body or authority.
     (i) Binding Effect; Assignment. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns, legal representatives and heirs, including any transferees of the Holdings Preferred Stock; provided, however, that the Stockholder may not assign this Agreement to any person or entity (it being understood by the Parties that any purported assignment by the Stockholder shall be null and void).
     (j) Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to create any third-party beneficiaries.
     (k) Counterparts, etc. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and both of which taken together shall constitute one and the same instrument. Facsimile signatures shall be sufficient to bind the Parties.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the Parties have executed this Voting Agreement as of the day and year first above written.

Samuel S. Lee

     IN WITNESS WHEREOF, the Parties have executed this Voting Agreement as of the day and year first above written.

[Stockholder]

Schedule A

Name	Address	Number of Shares